Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 6, 2023, by and among XAI Octagon Floating Rate & Alternative Income Term Trust, a Delaware statutory trust (the “Trust”), Eagle Point Credit Management LLC (“Eagle Point”) and each purchaser identified on Appendix A hereto (each, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Trust desires to issue, and each Purchaser, severally and not jointly, desires to purchase shares of the Trust’s 6.95% Series 2029 Convertible Preferred Shares, liquidation preference $25.00 per share (the “Convertible Preferred Shares”), a series of the Trust’s preferred shares of beneficial interest (the “Preferred Shares”), upon the terms and conditions as more particularly provided herein; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Trust and each Purchaser hereby agree as follows:

ARTICLE I
PURCHASE AND SALE; CLOSINGS

1.1       Purchase and Sale of the Shares. At the Initial Closing (as defined in Section 1.2) and any Subsequent Closings (as defined in Section 1.4), the Trust shall sell to each Purchaser, and each Purchaser, severally and not jointly, shall buy from the Trust, upon the terms and conditions hereinafter set forth, all or a portion of the number of Convertible Preferred Shares as specified on Appendix A to this Agreement as determined by the Trust, in its discretion (such Convertible Preferred Shares purchased in the Initial Closing, the “Initial Shares”), and at the purchase price of $23.25 per share. The total purchase commitment of the Purchasers, severally and not jointly, whether purchased in the Initial Closing or Subsequent Closings, shall be 1,200,000 Convertible Preferred Shares.

1.2       The Initial Closing. Upon the purchase and sale of the Initial Shares (the “Initial Closing”) (a) the purchase price for the Initial Shares being purchased by each Purchaser (the “Purchase Price”) shall be delivered by or on behalf of such Purchaser to the Trust as more particularly provided in Section 1.5 and (b) the Trust shall cause Equiniti Trust Company, LLC, the Trust’s transfer agent (the “Transfer Agent”), to deliver to each Purchaser the number of Initial Shares as more particularly provided in Section 1.6.

1.3       Purchases and Sales of Additional Shares. (a) Each Purchaser, severally and not jointly, hereby agrees to purchase an additional number of Convertible Preferred Shares as determined by the Trust, in its discretion, up to the number of Convertible Preferred Shares specified on Appendix A to this Agreement less the number of Initial Shares purchased by such Purchaser (such additional Convertible Preferred Shares, the “Additional Shares” and, together with the Initial Shares, the “Shares”) at the purchase price of $23.25 per Additional Share. Each Purchaser, severally and not jointly, shall purchase Additional Shares in the same proportion as the number of Shares purchased by each Purchaser at the Initial Closing at such times, dates and locations as determined by the Trust in its discretion on or before May 6, 2025 (each such purchase of Additional Shares, a “Subsequent Closing” and, together with the Initial Closing, each a “Closing”).

(b) At each Subsequent Closing, (a) the purchase price for the Additional Shares being purchased by each Purchaser (the “Additional Shares Purchase Price”) shall be delivered by or on behalf of such Purchaser to the Trust as more particularly provided in Section 1.5 and (b) the Trust shall cause the Transfer Agent to deliver to each Purchaser the number of Additional Shares to be purchased by each Purchaser, as more particularly provided in Section 1.6. The Additional Shares sold by the Trust to the Purchasers at each Subsequent Closing will be designated as a separate sub-series of the Preferred Shares.

1.4       Notice of Closings. The Trust shall provide notice of each Closing to each Purchaser no fewer than six (6) business days prior to such Closing which shall specify the time, date and location of such Closing and the number of Initial Shares or Additional Shares, as applicable, to be purchased by such Purchaser, and the corresponding Purchase Price or Additional Shares Purchase Price, as applicable.

1.5       Delivery of the Purchase Price. At each Closing, each Purchaser shall remit by wire transfer the amount of funds equal to the Purchase Price or Additional Share Purchase Price, as applicable, with respect to the Shares being purchased by it to the account designated by the Trust.

1.6       Delivery of the Shares. On the date of the Initial Closing and the date of each Subsequent Closing (each, a “Closing Date”), the Transfer Agent shall update the share register for the Convertible Preferred Shares to reflect the names and addresses of each Purchaser and the number of shares of each sub-series of Convertible Preferred Shares held by each Purchaser.

1.7       Conditions to the Trust’s Obligations. The Trust’s obligation to sell and issue the Shares to each Purchaser will be subject to the receipt by the Trust of the respective Purchase Price or Additional Share Purchase Price, as applicable, from such Purchaser as set forth in Section 1.5 and the accuracy of the representations and warranties made by such Purchaser and the fulfillment of those undertakings of such Purchaser to be fulfilled prior to the applicable Closing Date.

1.8       Conditions to Purchaser’s Obligations. Each Purchaser’s obligation to purchase the respective Shares to be purchased by it hereunder is subject to the fulfillment to each such Purchaser’s reasonable satisfaction, prior to or at such Closing, of the following conditions:

(a)       The representations and warranties of the Trust in this Agreement shall be correct when made and at such Closing.

(b)       The Trust shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing.

(c)       The Trust shall have delivered to each such Purchaser an officer’s certificate from the Trust’s President, Vice President or other senior officer, dated the date of such Closing, certifying that the conditions specified in Sections 1.8(a) and 1.8(b) have been fulfilled.

(d)       The Trust shall have delivered to each such Purchaser a certificate of its Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other trust proceedings relating to the authorization, issuance and sale of the Shares and the authorization, execution and delivery of this Agreement and (ii) the Trust’s organizational documents as then in effect.

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(e)       At least three Business Days prior to the date of the applicable Closing, each Purchaser shall have received written instructions signed by an officer of the Trust on letterhead of the Trust specifying (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the Purchase Price or Additional Share Purchase Price, as applicable, for the Shares is to be deposited.

(f)       Such Purchaser shall have received an opinion, dated as of the date of the Initial Closing, from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Trust, as to the validity of the Shares.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1       Purchaser Representations and Warranties. In connection with the purchase and sale of the Shares, each Purchaser represents and warrants, severally and not jointly, to the Trust that:

(a)       Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws and such Purchaser is acquiring the Shares as principal for its own account and not with a view to or for the purpose of distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.

(b)       Each Purchaser severally represents that it (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (b) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment and made such informed decision to so invest, (c) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (d) understands the terms of and risks associated with the purchase of the Shares, including a lack of liquidity, pricing availability and risks associated with the industry in which the Trust operates, (e) has had the opportunity to review the Disclosure Documents (as defined below) and such other disclosure regarding the Trust, its business and its financial condition as such Purchaser has determined to be necessary or relevant in connection with the purchase of the Shares, and has carefully reviewed such disclosure and (f) has had a full opportunity to ask such questions and make such inquiries concerning the Trust, its business and its financial condition as such Purchaser has deemed appropriate in connection with such purchase and to receive satisfactory answers to such questions and inquiries.

(c)       Such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Eagle Point, in its capacity as agent and/or investment manager of each Purchaser, is duly authorized and empowered to execute this Agreement on behalf of each Purchaser. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Purchaser and this Agreement constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

(d)       Such Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

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(e)       Such Purchaser is not (i) currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the European Union, the United Kingdom, or the United Nations or any other relevant sanctions authority or (ii) located, organized or resident in a country or territory that is subject to sanctions by OFAC or any other relevant sanctions authority; and such Purchaser will knowingly use funds from any payment made pursuant to the terms of the Shares, or lend, contribute or otherwise make available such funds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority.

2.2       Trust Representations and Warranties. In connection with the purchase and sale of the Shares, the Trust represents and warrants to each Purchaser that:

(a)       The Trust (i) has been duly formed and has legal existence as a statutory trust and is in good standing under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business as currently conducted; (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the Trust.

(b)       The Trust has full power and authority to enter into this Agreement and to perform all of the terms and provisions hereof to be carried out by it. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Trust. Assuming due authorization, execution and delivery by the other parties thereto, this Agreement constitutes a legal, valid and binding obligation of the Trust enforceable in accordance with its terms, subject to the qualification that the enforceability of the Trust’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity or contribution thereunder may be limited by federal or state securities laws.

(c)       The Shares to be issued and delivered to and paid for by the Purchasers in accordance with this Agreement have been duly authorized and when issued and delivered to the Purchasers against payment therefor as provided by this Agreement will have been validly issued and will be fully paid and nonassessable.

(d)       The Trust’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2022, as filed with the SEC on December 1, 2022, and the Trust’s Semi-Annual Report on Form N-CSRS for the period ended March 31, 2023, as filed with the SEC on May 24, 2023 (collectively, the “Disclosure Documents”), do not contain any untrue statement of a material fact, except to the extent updated or corrected in a subsequent filing by the Trust with the SEC. The Disclosure Documents and all other applicable reports filed by the Trust with the SEC fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in the Disclosure Documents, since March 31, 2023, there has been no material adverse change in the condition (financial or otherwise), business prospects, management, net assets or results of operations of the Trust, whether or not arising in the ordinary course of business (other than changes resulting from changes in securities markets generally).

(e)       The financial statements, including the statement of assets and liabilities, together with any related notes or schedules thereto, included in the Disclosure Documents present fairly the financial position of the Trust as of the dates and for the periods indicated and such statements were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis.

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(e)       None of (i) the execution and delivery by the Trust of this Agreement, (ii) the issuance and sale by the Trust of the Shares as contemplated by this Agreement and (iii) the performance by the Trust of its obligations under this Agreement (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the declaration of trust (as amended and restated from time to time), Statement of Preferences of Term Preferred Shares, as amended through the date hereof (“Statement of Preferences”), bylaws or similar organizational documents of the Trust, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results in or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Trust under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Trust is a party or by which it may be bound or to which any of the property or assets of the Trust is subject, except which breach, violation, default, lien, charge or encumbrance would not have a material adverse effect on the Trust, or (C) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Trust or having jurisdiction over the Trust’s properties, except which violation would not have a material adverse effect on the Trust.

(f)       No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by the Trust for the consummation by the Trust of the transactions to be performed by the Trust or the performance by the Trust of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in this Agreement, except such as (i) may be required and have been obtained under the Securities Act; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940, as amended (the “Investment Company Act”); or the Investment Advisors Act of 1940, as amended or (ii) which failure to obtain would not have a material adverse effect on the Trust.

(g)       Except as otherwise disclosed by the Trust to the Purchasers, there is no action, suit, claim, inquiry, investigation or proceeding affecting the Trust or to which the Trust is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, now pending or, to the knowledge of the Trust, threatened against the Trust, except which would not have a material adverse effect on the Trust.

(h)       The operations of the Trust are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2011, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust with respect to the Money Laundering Laws is pending or, to the knowledge of the Trust after reasonable inquiry, threatened.

(i)       The Trust intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and has qualified and intends to continue to operate in compliance with the requirements to maintain its qualification as a regulated investment company under Subchapter M of the Code.

(j)       Neither the Trust, nor to the knowledge of the Trust, after reasonable inquiry, any trustee, officer, agent, employee or affiliate of the Trust is (i) currently subject to any sanctions administered by OFAC, the European Union, the United Kingdom, or the United Nations or any other relevant sanctions authority or (ii) located, organized or resident in a country or territory that is subject to sanctions by OFAC or any other relevant sanctions authority; and the Trust will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority.

(k)       The Trust is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company; the provisions of the Trust’s declaration of trust (as amended and restated from time to time), Statement of Preferences and bylaws comply in all material respects with the requirements of the Investment Company Act.

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(l)       Private Placement of Shares.

(i)       Neither the Trust nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Shares in a manner that would require registration of the Shares under the Securities Act.

(ii)       None of the Trust or any of its affiliates (as defined in Rule 501(b) of Regulation D) or any other person acting on its or their behalf has solicited offers for, or offered or sold, the Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(iii)       Neither the Trust nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Shares to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. Assuming the accuracy of the representations and warranties of the Purchasers contained herein, it is not necessary, in connection with the issuance and sale of the Shares to the Purchasers to register the Shares under the Securities Act.

ARTICLE III
OTHER AGREEMENTS OF THE PARTIES

3.1       Unissued Shares Payment. In the event the Trust does not sell to each Purchaser all Convertible Preferred Shares which such Purchaser has agreed to purchase by May 6, 2025 the Trust will pay to each Purchaser an amount equal to $0.75 per unissued Share.

3.2       Restrictions on Transfer. For so long as the Convertible Preferred Shares are outstanding, Eagle Point and any successor investment adviser responsible for managing an investment in the Shares, shall not and shall not cause any EP Account to, or in the event that no investment adviser is responsible for managing the Shares, each Purchaser shall not, sell, offer, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, otherwise transfer or dispose of or enter into any swap or other agreement, arrangement, hedge or transaction that transfers into another, in whole or in part, directly or indirectly, and of the economic consequences of ownership of any Convertible Preferred Shares or shares of any other series of Preferred Shares that the EP Accounts or Purchasers, as applicable, hold; provided, that the foregoing shall in no way restrict (i) the redemption of Preferred Shares by the Trust pursuant to the Statement of Preferences or (ii) the exercise of the Purchasers’ option to convert the Shares into common shares of beneficial interest of the Trust (“Common Shares”) pursuant to the terms of the Statement of Preferences.

3.4       Voting. Each Purchaser hereby grants to the Trust an irrevocable proxy to vote at any annual or special meeting of shareholders of the Trust all of the Convertible Preferred Shares that such Purchaser holds in the same proportion as the vote of all other holders of Preferred Shares of the Trust.

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3.5       Beneficial Ownership of Common Shares Information. For so long as the Convertible Preferred Shares are outstanding, in connection with the limitation on beneficial ownership provided in Section 12(a)(ii)(G) of Appendix B to the Statement of Preferences and upon written request of the Trust, Eagle Point will provide the Trust, within five (5) business days of such request, a report regarding the aggregate Common Share ownership of any funds or accounts managed by Eagle Point (the “EP Accounts”) as of the most recent quarter end.

3.6       Limitation on Sale of Common Shares. For so long as the Convertible Preferred Shares are outstanding, Eagle Point and any successor investment adviser responsible for managing an investment in the Shares, shall not and shall not cause any Purchaser to, or in the event that no investment adviser is responsible for managing the Shares, each Purchaser shall not, sell, offer, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, otherwise transfer or dispose of or enter into any swap or other agreement, arrangement, hedge or transaction that transfers into another, in whole or in part, directly or indirectly, and of the economic consequences of ownership of any Common Shares of the Trust that they hold, whether now owned or hereafter acquired (including pursuant to the conversion of the Convertible Preferred Shares), to the extent (but only to the extent) that the aggregate number of Common Shares so sold, transferred or otherwise disposed of by the holders of Convertible Preferred shares, in the aggregate, on any one day would exceed the greater of (i) 20% of the average daily trading volume of the Common Shares over the twenty (20) Trading Days immediate preceding such day and (ii) 20% of the current Trading Day’s trading volume of the Common Shares.

3.7       Tax Information. On the date of the Initial Closing, each Purchaser shall deliver to the Trust a properly completed and executed IRS Form W-9, dated as of the date of the Initial Closing, and shall update or replace such form from time to time upon any subsequent obsolescence, inaccuracy, or other invalidity thereof.

3.8       Listing of Common Stock. The Trust covenants and agrees that the Trust shall list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, any Common Shares issuable upon conversion of the Shares.

ARTICLE IV
GENERAL PROVISIONS

4.1       Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Trust and each Purchaser hereby will survive the execution of this Agreement, the delivery to such Purchaser of the Shares and the payment by such Purchaser of the Purchase Price or Additional Shares Purchase Price, as applicable, therefor for a period of one year.

4.2       Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior agreements, written or oral, with respect thereto.

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4.3       Amendment and Waiver. The provisions of this Agreement may be amended only with the prior written consent of the Trust and each Purchaser. The failure of any party to insist upon strict adherence to any one or more of the covenants and restrictions in this Agreement, on one or more occasion, shall not be construed as a waiver, nor deprive such party of the right to require strict compliance thereafter with the same. All waivers must be in writing and signed by the waiving party.

4.4       Expenses. The Trust will pay all expenses, including attorneys’ fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement; provided that the maximum amount of fees, costs and expenses incurred by the Purchasers that the Trust shall be required to pay shall be $50,000.

4.5       Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of each other party, except that the Shares may be transferred by each Purchaser without the consent of the Trust.

4.6       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

4.7       Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

4.8       Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.9       Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision. The construction of this Agreement shall not be affected by which party drafted this Agreement.

4.10      Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

4.11      Further Assurances. In connection with this Agreement and the transactions contemplated herein, the parties to this Agreement shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

/s/ Benjamin D. McCulloch
Name: Benjamin D. McCulloch
Title: Chief Legal Officer & Secretary

EAGLE POINT CREDIT MANAGEMENT LLC (solely with respect to Sections 3.2, 3.5 and 3.6)

/s/ Kenneth Onorio
Name: Kenneth Onorio
Title: CFO

PURCHASERS:

By:	EAGLE POINT CREDIT MANAGEMENT LLC

On behalf of each Purchaser listed on Appendix A hereto

/s/ Kenneth Onorio
Name: Kenneth Onorio
Title: CFO

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